CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the use in this Post-Effective Amendment No. 19 to the Registration Statement on Form N-4 (No. 333-163881) (the “Registration Statement”) of our reports dated April 11, 2024 relating to the statutory basis financial statements and supplemental information of Transamerica Financial Life Insurance Company and Transamerica Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 28, 2026